Exhibit 99.1

PARTICIPATION AGREEMENT

Dated as of September 21, 2018

by and between

RIT Lending, Inc.

(Initial Participation A-1 Holder)

and

Cantor Fitzgerald Investors, LLC

(Initial Participation A-2 Holder)

DELSHAH BROOKLYN PORTFOLIO

TABLE OF CONTENTS

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31.	Sale of Specially Serviced Loan	26
32.	Conflict	28

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THIS PARTICIPATION AGREEMENT (this “Agreement”), dated as of September 21, 2018, by and between RIT LENDING, INC., a Delaware limited liability company, having an address at 110 East 59th Street, Sixth Floor, New York, New York 10022 (“Rodin”), as the initial holder of Participation A-1 (in such capacity, the “Initial Participation A-1 Holder”), and CANTOR FITZGERALD INVESTORS, LLC, a Delaware limited liability company, having an address at 110 East 59th Street, Sixth Floor, New York, New York 10022, as the initial holder of Participation A-2 (the “Initial Participation A-2 Holder”).

W I T N E S S E T H:

WHEREAS, Rodin made a mezzanine loan in the maximum principal amount of $18,000,000 (of which $18,000,000 was advanced at origination) (the “Mezzanine Loan”) to DS BROOKLYN PORTFOLIO MEZZ LLC, a Delaware limited liability company (the “Borrower”), pursuant to, inter alia, that certain Mezzanine Loan Agreement, dated as of September 21, 2018 (as amended, restated, replaced, supplemented or modified from time to time, the “Loan Agreement”) between the Borrower, as borrower, and Rodin, as lender, which Mezzanine Loan is described on the schedule attached hereto as Exhibit A (the “Mezzanine Loan Schedule”);

WHEREAS, the Mezzanine Loan is evidenced by that certain Mezzanine Promissory Note in the maximum principal amount of $18,000,000 (the “Note”);

WHEREAS, the Mezzanine Loan is secured by that certain Pledge and Security Agreement, dated as of September 21, 2018, from the Borrower, as grantor, to Rodin, as lender (the “Pledge Agreement”), pursuant to which Borrower pledged to Rodin 100% of the limited liability company interests of DS Brooklyn Portfolio Owner LLC, a Delaware limited liability company (“Mortgage Borrower”);

WHEREAS, on the date hereof, Rodin intends to create the following two (2) separate certificated pari-passu participation interests in the loan: (1) a pari passu participation interest in the maximum principal amount of $900,000 (of which $900,000 has heretofore been funded) (“Participation A-1”) and (2) a pari passu participation interest in the maximum principal amount of $17,100,000 (of which $17,100,000 has heretofore been funded) (“Participation A-2” and together with Participation A-1, collectively, the “Participation Interests”);

WHEREAS, pursuant to the terms of this Agreement, (i) RIT Lending, Inc. wishes to retain Participation A-1, in its capacity as Participation A-1 Holder, and (ii) wishes to sell, transfer, assign and convey to Participation A-2 Holder, and Participation A-2 Holder wishes to purchase, acquire and take Participation A-2; and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Participation A-1 and Participation A-2, respectively.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Definitions; Conflicts. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Advancing Interest Rate” shall have the meaning assigned to such term or an analogous term (whether or not specifically defined) in the Servicing Agreement.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person Controlling, Controlled by or under common Control with such specified Person (each, a “Common Control Party”), (b) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests.

“Agreement” shall mean this Participation Agreement, the exhibits and schedules hereto, and all amendments hereof and supplements hereto.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, or any successor statute or rule promulgated thereto.

“Borrower” shall have the meaning assigned to such term in the recitals hereto.

“Borrower Related Party” shall mean, with respect to Borrower or Manager (a) any other person controlling or controlled by or under common control with Borrower or Manager, as applicable, or (b) any other person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in Borrower or Manager, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement.

“CDO Asset Manager” shall mean, with respect to any Securitization Vehicle that is a CDO, the entity that is responsible for managing or administering the underlying assets of such Securitization Vehicle or, if applicable, the assets of any Intervening Trust Vehicle.

“Certificates” shall mean any notes or securities issued in connection with a Securitization.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the “collection account” or “servicer collection account” or sub-account thereof, established under or referred to in the Servicing Agreement for the purpose of servicing the Mezzanine Loan.

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by,” “Controlling” and “under common Control with” shall have the respective correlative meaning thereto.

“Default Rate” shall mean the “Default Rate” as defined in the Loan Agreement.

“Determination Date” shall have the meaning assigned to such term in the Servicing Agreement.

“DBRS” shall mean DBRS, Inc. and its successors in interest.

“Event of Default” shall mean an “Event of Default” as defined in the Loan Agreement.

“Excluded Amounts” shall mean:

(i) proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Borrower in accordance with the terms of the Loan Documents;

(ii) amounts required to be deposited in reserve or escrow pursuant to the Loan Documents; and

(iii) amounts that are then due and payable pursuant to the Servicing Agreement to the parties to the Servicing Agreement, including, without limitation, Servicing Fees, special servicing fees, if applicable, Liquidation Fees, Workout Fees, reimbursement of costs and expenses, reimbursement of Protective Advances and interest thereon at the Advancing Interest Rate;

but shall not include (A) any Servicing Fees due to the Master Servicer and any back-up servicer in excess of the Servicing Fee calculated at the applicable rate set forth in the Servicing Agreement (which rate is subject to the definition of “Servicing Fee” herein), and (B) any monthly Trustee fees (including, without limitation, certificate administrator fees) and operating advisor or trust advisor fees.

“Fitch” shall mean Fitch Ratings, Inc. and its successors in interest.

“Guarantor” shall mean any guarantor or indemnitor of obligations under the Loan Documents.

“Hazardous Materials” shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls (“PCBs”), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Holder” shall mean the Participation A-1 Holder or the Participation A-2 Holder, as the context may require.

“Initial Holders” shall mean, collectively, the Initial Participation A-1 Holder and the Initial Participation A-2 Holder.

“Initial Participation A-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Participation A-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Intercreditor” shall mean that certain Intercreditor Agreement dated as of September 21, 2018 by and between Rodin and Senior Lender.

“Interest Rate” shall have the meaning assigned to the term “Interest Rate” in the Loan Agreement.

“Intervening Trust Vehicle” shall mean, with respect to any Securitization Vehicle that is a CDO, a trust vehicle or entity which holds Participation A-2 as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Issuer” shall mean the Issuer under any Securitization in which Participation A-1 is an asset.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Participation” shall mean Participation A-1.

“Lead Participation Holder” shall mean the Holder of the Lead Participation.

“Lead Securitization” shall mean, as of any date of determination, the Securitization into which the Lead Participation is contributed.

“Lead Securitization Servicing Agreement” shall mean, as of any date of determination, the Servicing Agreement governing the Securitization into which the Lead Participation is contributed.

“Lead Servicer” shall mean, as of any date of determination, the Servicer under the Lead Securitization Servicing Agreement.

“Loan Agreement” shall have the meaning assigned to such term in the recitals.

“Loan Documents” shall mean the Pledge Agreement, the Loan Agreement, the Note, and all other documents evidencing or securing the Mezzanine Loan.

“Loan Purchase Price” shall have the meaning given to such term in the Intercreditor.

“Major Decision” shall mean any of the following:

(i) any proposed or actual foreclosure upon, or comparable conversion (which may include acquisition of an REO Property), of the ownership of the Collateral, the appointment of a receiver or the initiation of legal, bankruptcy or similar proceedings under the Loan Documents;

(ii) any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs, but excluding waiver of Penalty Charges) of the Mezzanine Loan or any extension of the maturity date of the Mezzanine Loan (other than approval of an extension option provided for in the Loan Documents);

(iii) any sale of all or any portion of the Collateral or related REO Property;

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(v) any release of collateral or any acceptance of substitute or additional collateral for the Mezzanine Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the Loan Documents and for which there is no material lender discretion;

(vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mezzanine Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Collateral or interests in the Borrower, Guarantor or other obligor, or consent to the incurrence of additional debt (including any mezzanine financing by any beneficial owner of the Borrower), other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the Loan Documents;

(vii) any acceptance of an assumption or any other agreement releasing the Borrower, Guarantor or other obligor from liability under the Mezzanine Loan or modifying the monetary liability of the Borrower, Guarantor or other obligor under the Mezzanine Loan, other than pursuant to the specific terms of the Mezzanine Loan and for which there is no material lender discretion;

(viii) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Borrower to the extent such plan (A) reduces the interest rate payable on the Note, (B) releases the Borrower and/or the Guarantor from their material obligations under the Loan Documents, (C) forgives any portion of the Mezzanine Loan Principal Balance or (D) otherwise has a material adverse effect on the rights of the Participation A-2 Holder;

(ix) any material modification or waiver of a material term of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with Senior Lender or any mezzanine lender or subordinate debt holder related to the Mezzanine Loan or an action to enforce rights with respect thereto or decision not to enforce such rights;

(x) making any Advance in accordance with Section 16; and

(xi) any termination, replacement or appointment of the Special Servicer.

“Manager” shall have the meaning assigned to such term in the Loan Agreement.

“Master Servicer” shall mean a master servicer appointed with respect to a Securitization.

“Maturity Date” shall have the meaning assigned to such term in the Loan Agreement.

“Monthly Payment” shall mean each scheduled payment of interest and/or principal under the Mezzanine Loan required to be paid on the date such payment is due in accordance with the terms of the Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC and its successors in interest.

“Mortgage” shall mean that certain First Mortgage, Consolidation, Extension, Modification and Security Agreement, dated as of September 21, 2018, made by Mortgage Borrower in favor of Senior Lender

“Mezzanine Loan” shall have the meaning assigned such term in the recitals.

“Mezzanine Loan Principal Balance” shall mean, at any date of determination, the aggregate outstanding principal balance of the Note.

“Mezzanine Loan Schedule” shall have the meaning assigned such term in the recitals.

“Mortgaged Property” shall have the meaning assigned such term in Mortgage.

“Non-Lead Master Servicer” shall mean the servicer or master servicer designated under a Non-Lead Servicing Agreement.

“Non-Lead Participation” shall mean each of the Participation Interests other than the Lead Participation.

“Non-Lead Participation Holders” shall mean the holder or holders of the Non-Lead Participation.

“Non-Lead Servicing Agreement” shall mean, as of any date of determination, the servicing agreement that governs the Securitization of a Non-Lead Participation.

“Note” shall have the meaning assigned such term in the recitals.

“Participation A-1” shall have the meaning assigned such term in the recitals.

“Participation A-1 Holder” shall mean the Initial Participation A-1 Holder, or any subsequent holder of the Note, in each case subject to (i) the interests of the Participation A-2 Holder granted hereunder and (ii) the terms of this Agreement.

“Participation A-1 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Participation A-1 Principal Balance and the denominator of which is the sum of the Participation A-1 Principal Balance and the Participation A-2 Principal Balance.

“Participation A-1 Principal Balance” shall mean, at any time of determination, the initial Participation A-1 Principal Balance as set forth on the Mezzanine Loan Schedule, less any payments of principal thereon received by the Participation A-1 Holder.

“Participation A-1 Securitization” shall mean the first sale by the Participation A-1 Holder of all or any portion of Participation A-1 to a depositor who will in turn include all or such portion (as applicable) of Participation A-1 as part of the securitization of one or more loans or any similar financing arrangement.

“Participation A-2” shall have the meaning assigned such term in the recitals.

“Participation A-2 Holder” shall mean the Initial Participation A-2 Holder, and its successors in interest, or any subsequent holder of Participation A-2 in accordance with this Agreement.

“Participation A-2 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Participation A-2 Principal Balance and the denominator of which is the sum of the Participation A-1 Principal Balance and the Participation A-2 Principal Balance.

“Participation A-2 Principal Balance” shall mean, at any time of determination, the initial Participation A-2 Principal Balance as set forth on the Mezzanine Loan Schedule, less any payments of principal thereon received by the Participation A-2 Holder.

“Participation A-2 Securitization” shall mean the first sale by the Participation A-2 Holder of all or any portion of Participation A-2 to a depositor who will in turn include all or such portion (as applicable) of Participation A-2 as part of the securitization of one or more loans or any similar financing arrangement.

“Participation Certificate” shall mean a participation certificate substantially in the form attached hereto as Exhibit B-1, with respect to Participation A-1, and Exhibit B-2, with respect to Participation A-2.

“Participation Interests” shall have the meaning assigned such term in the recitals.

“Participation Pledgee” shall have the meaning assigned to such term in Section 13(d) of this Agreement.

“Penalty Charges” shall mean any amounts collected from the Borrower or with respect to the Mezzanine Loan or the Collateral that represent default charges, penalty charges, late fees and/or default interest, but excluding any exit fee, minimum interest, yield maintenance charge or prepayment premium.

“Percentage Interest” shall mean, with respect to the Participation A-1 Holder, the Participation A-1 Percentage Interest, and with respect to the Participation A-2 Holder, the Participation A-2 Percentage Interest. Each Holder’s respective Percentage Interest as of the date hereof is set forth on the Mezzanine Loan Schedule.

“Permitted Fund Manager” shall mean any Person (a) listed on Exhibit D attached hereto or (b) that on the date of determination is (i) a Qualified Transferee or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through one or more funds with committed capital of at least $150,000,000 and (iii) not subject to a proceeding, whether voluntary or involuntary, relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” shall have the meaning assigned to such term in the recitals.

“Prime Rate” shall mean the “Prime Rate” in effect from time to time (as published in the “Money Rates” section of the Wall Street Journal or, if such section or publication is no longer available, such other publication as determined by the Participation A-1 Holder (or the Servicer or Trustee on its behalf) in its reasonable discretion.

“Pro Rata and Pari Passu Basis” shall mean with respect to the Participation Interests and each Holder, (i) for purposes of allocating payments of interest among the Participation Interests, each Participation Interest or Holder, as the case may be, is allocated its respective pro rata share based on the interest accrued on such Participation Interest at the Interest Rate with respect to the outstanding portion of the [initial] principal balance of such Participation Interest and (ii) for all other purposes, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Participation Interests or such Holders, as the case may be, without any priority of any such Participation Interest or any such Holder over another Participation Interest or Holder, as the case may be, and in any event such that each Participation Interest or Holder, as the case may be, is allocated its respective pro rata share based on the principal balance of its Participation Interest in relation to the principal balance of the entire Mezzanine Loan of such particular payment, collection, cost, expense, liability or other amount. Principal prepayments that are allocated under the Loan Agreement to the initial advance under the Mezzanine Loan shall be allocated to the outstanding portion of the initial principal balance of each Participation Interest on a Pro Rata and Pari Passu Basis.

“Protective Advances” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Purchase Option Event” shall have the meaning given to such term in the Intercreditor.

“Qualified Servicer” shall mean (i) Berkeley Point Capital LLC, (ii) Wells Fargo Bank, National Association, or (iii) any nationally recognized commercial mezzanine loan servicer (1) rated at least “CSS3,” in the case of a special servicer, or at least “CMS2,” in the case of a master servicer, by Fitch, (2) ranked higher than or equal to “MOR CS3” as a servicer or special servicer, as applicable, by Morningstar, (3) on the S&P Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, (4) as to which neither KBRA nor DBRS has cited servicing concerns of such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any CMBS transaction rated by KBRA or DBRS, as applicable, and serviced by such servicer prior to the time of determination, and (5) as to which Moody’s has not cited servicing concerns of such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any CMBS transaction rated by Moody’s and serviced by such servicer prior to the time of determination.

“Qualified Transferee” shall mean each of the Initial Holders or an Affiliate of either of the Initial Holders, or one or more of the following (other than Borrower or any entity which is an Affiliate of the Borrower):

(i) an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust or governmental entity or plan; or

(ii) an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, which regularly engages in the business of making or owning investments of types similar to the Mezzanine Loan; or

(iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) above; or

(iv) any entity Controlled by or under common Control or Controlling any of the entities described in clauses (i), (ii) or (iii) above; or

(v) a Qualified Trustee (or, in the case of a CDO, a single purpose bankruptcy-remote entity that contemporaneously pledges its Participation Interest to a Qualified Trustee) in connection with (A) a securitization of, (B) the creation of collateralized debt obligations (“CDO”) secured by, or (C) a financing through an “owner trust” of, any interest in a Participation Interest (any of the foregoing, a “Securitization Vehicle”), provided that either (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by at least two of the Rating Agencies that also assigned a rating to one or more classes of securities issued in connection with the Securitization of a Participation Interest; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer for the Securitization Vehicle is a Qualified Servicer at the time of transfer; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager that is a Qualified Transferee, is a Qualified Transferee under clause (i), (ii), (iii) or (iv) of this definition; or

(vi) an investment fund, limited liability company, limited partnership or general partnership in which a Permitted Fund Manager acts as the general partner, managing member, or the fund manager responsible for the day to day management and operation of such investment vehicle, provided that greater than fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees, which, in the case of each of clauses (i), (ii), and (iii) of this definition, has at least $250,000,000 in total assets (in name or under management) and (except with respect to a pension advisory firm or similar fiduciary) at least $150,000,000 in capital/statutory surplus or shareholders’ equity, and is regularly engaged in the business of making or owning commercial real estate loans or commercial loans similar to the Mezzanine Loan.

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is then rated in one of the top two rating categories of each of the Rating Agencies.

“Rating Agencies” shall mean DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Holder to rate the securities issued in connection with the Securitization of the related Participation Interest; provided, however, that, unless specified otherwise, at any time during which Participation A-1 is an asset of a Securitization, or Participation A-2 is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that from time to time are rating the securities issued in connection with such Securitization at the request of the Issuer or the issuer or depositor in connection with a Securitization of Participation A-2.

“Rating Agency Condition” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Participation Pledgee” shall have the meaning assigned such term in Section 13(d) of this Agreement.

“REO Property” shall mean the acquisition of the Collateral through foreclosure, deed in lieu of foreclosure or otherwise.

“S&P” shall mean Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors in interest.

“Securitization” shall mean the Participation A-1 Securitization or the Participation A-2 Securitization, as applicable.

“Senior Lender” means Signature Bank.

“Senior Loan” means that certain mortgage loan made by Senior Lender to Mortgage Borrower pursuant to the terms of the Mortgage.

“Senior Loan Default Notice” shall have the meaning given to such term in the Intercreditor Agreement.

“Servicer” shall mean (i) the Master Servicer with respect to a non-Specially Serviced Loan and the Special Servicer with respect to a Specially Serviced Loan, or (ii) with respect to a specific function, right or obligation as to which the Servicing Agreement designates the Master Servicer or the Special Servicer, the party so designated, as applicable, pursuant to the Servicing Agreement.

“Servicer Remittance Date” shall mean the date on which the Servicer is required to remit collections to the Participation A-2 Holder in accordance with the Servicing Agreement.

“Servicing Agreement” shall mean that certain Servicing Agreement, dated as of the date hereof, by and among Rodin and Berkeley Point Capital LLC (as such agreement may be amended from time to time) and (ii) any agreement with a Servicer that has been entered into in accordance with this Agreement, including, without limitation, Section 5 hereof.

“Servicing Fee” shall mean the fee of the Master Servicer and any backup servicer pursuant to the terms of the Servicing Agreement.

“Servicing Standard” shall mean the minimum servicing standards identified in USAP (as defined in the Servicing Agreement).

“Special Servicer” shall mean the special servicer of the Mezzanine Loan as appointed under the terms of this Agreement and the Servicing Agreement, or any successor special servicer appointed as provided thereunder and in accordance with this Agreement.

“Special Servicing Fee” shall mean the fees payable to any Special Servicer.

“Specially Serviced Loan” shall mean the Mezzanine Loan during the period it is serviced by the Special Servicer.

“Transfer” shall mean any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise.

“Trustee” shall mean the bank or trust company selected to act as trustee for the Lead Securitization, and any successor thereto.

2. Form of Participation A-1; Acquisition of Participation. Participation A-1 shall be evidenced by a definitive certificate substantially in the form of Exhibit B-1 hereto. On the date hereof, on the terms and conditions set forth herein, Rodin shall issue Participation A-1 to the Initial Participation A-1 Holder. Thereafter, the Participation A-1 Holder shall be deemed the owner of Participation A-1.

3. Form of Participation A-2; Acquisition of Participation. Participation A-2 shall be evidenced by a definitive certificate substantially in the form of Exhibit B-2 hereto. On the date hereof, on the terms and conditions set forth herein, the Initial Participation A-2 Holder shall acquire Participation A-2 for the “Participation A-2 Purchase Price” set forth on the Mezzanine Loan Schedule, by wire transfer to or at the direction of Rodin of immediately available funds in an amount equal to the “Participation A-2 Purchase Price” set forth on the Mezzanine Loan Schedule (which purchase shall be deemed effective only upon Rodin’s or its designee’s receipt of such funds). Thereafter, the Participation A-2 Holder shall be deemed the owner of Participation A-2.

4. Servicing and Administering of the Mezzanine Loan.

(a) Each Holder acknowledges and agrees that, subject in each case to the specific terms of this Agreement, the Mezzanine Loan shall be serviced by Servicer or, after a Securitization, the servicer and the special servicer (each of which shall be a Qualified Servicer) designated in the Lead Securitization Servicing Agreement who shall service the Mezzanine Loan pursuant to the terms of this Agreement and the Lead Securitization Servicing Agreement.

(b) Subject to the terms and conditions of this Agreement, each Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer and the Special Servicer as provided herein and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mezzanine Loan in accordance with the Servicing Agreement. Each Holder hereby appoints the Master Servicer, the Special Servicer and the Trustee (if applicable) as such Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mezzanine Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Holders as set forth herein and in the Servicing Agreement).

(c) If, at any time the Lead Participation is not in a Securitization, the Participant A-1 Holder shall cause the Mezzanine Loan to be serviced pursuant to a servicing agreement that is substantially similar to the Servicing Agreement (and, if any Non-Lead Participation is in a Securitization, subject to the satisfaction of the Rating Agency Condition from the Rating Agencies that were engaged by the depositor or issuer to rate such Securitization) and all references herein to the “Servicing Agreement” shall mean such subsequent Servicing Agreement; provided, however, that until a replacement Servicing Agreement has been entered into (and such written confirmation has been obtained), the Participation A-1 Holder shall cause the Mezzanine Loan to be serviced pursuant to the provisions of the Servicing Agreement as if such agreement was still in full force and effect with respect to the Mezzanine Loan; provided, further, however, that until a replacement Servicing Agreement is in place, the actual servicing of the Mezzanine Loan may be performed by any Qualified Servicer appointed by the Participation A-1 Holder and does not have to be performed by the service providers set forth under the Servicing Agreement that was previously in effect.

(d) Notwithstanding anything to the contrary contained herein (including Sections 6 and 14(a)), each Servicing Agreement shall provide that the Servicer shall be required to service and administer the Mezzanine Loan in accordance with the Servicing Standard as set forth in, or required by, such Servicing Agreement, and any Holder who is not the Borrower or a Borrower Related Party shall be deemed a third-party beneficiary of such provisions of the Servicing Agreement that run to the benefit of such Holder. It is understood that any Non-Lead Participation Holder may separately appoint a servicer for its Non-Lead Participation, by itself or together with other assets, but any such servicer will have no responsibility hereunder and shall be compensated solely by the applicable Non-Lead Participation Holder from funds payable to it hereunder or otherwise.

(e) Notwithstanding anything to the contrary herein, the Servicing Agreement may provide that any Penalty Charges in respect of the Mezzanine Loan be (i) used to offset interest accrued on any Protective Advances and to reimburse any Protective Advances, (ii) used to offset interest accrued on any interest advances made under any Securitization document, (iii) used to cover or reimburse certain other expenses incurred in connection with the Mezzanine Loan and (vi) paid to the Master Servicer and/or the Special Servicer as additional servicing compensation, except that, for so long as any Participation Interest is not included in a Securitization, any Penalty Charges allocated to such Participation Interest that are not applied pursuant to clauses (i) through (iii) above shall be remitted to the respective Holder and shall not be paid to the Master Servicer and/or the Special Servicer without the express consent of such Holder.

5. Priority of Participation Interests. The Participation Interests shall be of equal priority, and no portion of any Participation Interest shall have priority or preference over any portion of any other Participation Interest or security therefor. Except for the Excluded Amounts and as otherwise set forth in this Section 5, all amounts tendered by the Borrower or otherwise available for payment on the Mezzanine Loan, whether received in the form of Monthly Payments, a balloon payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other instrument serving as security on the Mezzanine Loan, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain shall be distributed by the Servicer and applied to the Participation Interests:

First, to each of the Holders, as applicable, in the amount of any Super-Priority Protective Advances made by each such Holder, as applicable, as permitted by the Intercreditor Agreement and interest at the Default Rate with respect to such Super-Priority Protective Advances (to be applied first to Advance Interest and then to the applicable Super-Priority Protective Advance), which shall be paid to such Holders with a priority in accordance with the date such Super-Priority Protective Advances were made, with the first Super-Priority Protective Advances being reimbursed first and, to the extent Super-Priority Protective Advances are made by more than one Holder in accordance with Section 16 hereof, on a pro rata and pari passu basis in accordance with the amount of Super-Priority Protective Advances made by each Holder

Second, to each such Holder, as applicable, in the amount of any Advances (other than Super-Priority Protective Advances reimbursed pursuant to the foregoing clause) made by each of the Holders, as applicable, as permitted by the Intercreditor Agreement and Advance Interest with respect to such Advances (to be applied first to Advance Interest and then to the applicable Advance), which shall be paid to the Holders with a priority in accordance with the date such Advances were made, with the first Advances being reimbursed first and, to the extent Advances are made by more than one Holder in accordance with Section 16 hereof, on a pro rata and pari passu basis in accordance with the amount of Advances made by each Holder; and

Third, on a Pro Rata and Pari Passu Basis.

Any proceeds received by any Holder from the sale of master servicing rights with respect to its Participation Interest shall be for its own account.

6. Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and Section 14 of this Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Participation Holder, or any Servicer, in connection with a workout or proposed workout of the Mezzanine Loan, modifies the terms thereof such that (i) the Mezzanine Loan Principal Balance is decreased, (ii) the Interest Rate is reduced, (iii) payments of interest or principal on the Mezzanine Loan are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mezzanine Loan, such modification shall not alter, and any modification of the Loan Documents shall be structured to preserve, the equal priorities of the Participation Interests as described in Section 5.

7. Accounts; Payment Procedure.

(a) The Servicing Agreement shall provide that the Servicer shall, by no later than the Servicer Remittance Date for each calendar month, remit to the Participation A-2 Holder all properly identified amounts received as of the Determination Date occurring in such month with respect to the Mezzanine Loan and the Collateral that are required to be remitted to it in accordance with the priorities set forth in Section 5 hereof.

(b) If any Servicer holding or having distributed any amount received or collected in respect of any Participation Interest determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of such Participation Interest must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Borrower or paid to any other Holder, or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, no Servicer shall be required to distribute any portion thereof to such Holder, and such Holder, shall promptly on demand repay to such Servicer the portion thereof which shall have been theretofore distributed to such Holder, together with interest thereon at such rate, if any, as such Servicer shall have been required to pay to the Borrower, any other Holder, any Servicer or such other person or entity with respect thereto. Each Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mezzanine Loan in excess of its distributable share thereof, it will promptly remit such excess to the Master Servicer. The Master Servicer shall have the right to offset any amounts due hereunder from any Holder with respect to the Mezzanine Loan against any future payments due to such Holder under the Mezzanine Loan. The obligations of each Holder under this Section 7 are separate and distinct obligations from one another and in no event shall any Servicer enforce the obligations of any Holder against any other Holder. The obligations of the Holders under this Section 7 constitute absolute, unconditional and continuing obligations and each Servicer shall be deemed a third-party beneficiary of these provisions.

8. Limitation on Liability. Subject to the terms of the Servicing Agreement, no Holder (including the Master Servicer or the Special Servicer on its behalf) shall have any liability to any other Holder with respect to any Participation Interest, except (i) with respect to the Protective Advance reimbursement provisions set forth in Section 16 and (ii) with respect to losses actually suffered due to the gross negligence, willful misconduct or material breach of this Agreement or the Servicing Agreement on the part of such Holder (including the Master Servicer or the Special Servicer on its behalf, and the Master Servicer’s or Special Servicer’s liability is further limited as set forth in the Servicing Agreement).

9. Representations of the Holders. Each of the Initial Holders hereby represents and warrants to, and covenants with each other Holder that, as of the date hereof:

(i) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of formation.

(ii) The execution and delivery of this Agreement by such Holder, and performance of, and compliance with, the terms of this Agreement by such Holder, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Agreement.

(iii) Such Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(iv) This Agreement is the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

(v) It has the right to enter into this Agreement without the consent of any third party.

(vi) It is the holder of the respective Participation Interest for its own account in the ordinary course of its business.

(vii) It has not dealt with any broker, investment banker, agent or other person, that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

10. Independent Analyses of Participation A-2 Holder. Participation A-2 Holder acknowledges that, except with respect to the representations and warranties provided by the Initial Participation A-1 Holder herein or in any assignment and assumption or similar agreement entered into by Rodin and the Participation A-2 Holder on the date hereof, it has, independently and without reliance upon the Initial Participation A-1 Holder and based on such documents and information as the Participation A-2 Holder has deemed appropriate, made its own credit analysis and decision to purchase the Participation A-2 and the Participation A-2 Holder accepts responsibility therefor. Each Holder hereby acknowledges that the other Holders shall have no responsibility for (i) the collectability of the Mezzanine Loan, (ii) the validity, enforceability or legal effect of any of the Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished in connection with the origination of the Mezzanine Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Loan Documents, or (iv) the financial condition of the Borrower. Each Holder assumes all risk of loss in connection with its respective Participation Interest for reasons other than gross negligence, willful misconduct or breach of this Agreement by any other Holder or gross negligence, willful misconduct or bad faith by any Servicer.

11. No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto, shall be deemed to constitute between any Holder (or any servicer or trustee on its behalf) and any other Holder a partnership, association, joint venture or other entity. Each Holder (or any servicer or trustee on its behalf) shall have no obligation whatsoever to offer to the other Holders the opportunity to purchase notes or participation interests relating to any future loans originated by such Holder or any of its Affiliates, and if any Holder chooses to offer to any of the other Holders, the opportunity to purchase notes or participation interests in any future loans originated by such Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Holder chooses, in its sole and absolute discretion. None of the Holders shall have any obligation whatsoever to purchase from any other Holder any notes or participation interests in any future loans originated by any other Holder or any of its Affiliates.

12. Other Business Activities of the Holders. Each Holder acknowledges that the other Holders may make loans or otherwise extend credit to, and generally engage in any kind of business with, any Affiliate of the Borrower, and receive payments on such other loans or extensions of credit to any Affiliate of the Borrower and otherwise act with respect thereto freely and without accountability, but only if none of the foregoing violate the Loan Documents, in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

13. Transfer of Participation Interests.

(a) Each Holder may Transfer up to forty-nine percent (49%) of its beneficial interest in its Participation Interest whether or not the related transferee is a Qualified Transferee without satisfaction of the Rating Agency Condition. Each Holder shall not Transfer more than forty-nine percent (49%) of its beneficial interest in its Participation Interest unless (i) the Rating Agency Condition has been satisfied with respect to such Transfer, in which case the related transferee shall thereafter be deemed to be a “Qualified Transferee” for all purposes under this Agreement or (ii) such Transfer is to a Qualified Transferee. Any such transferee must assume in writing the obligations of the transferring Holder hereunder and agree to be bound by the terms and provisions of this Agreement and the Servicing Agreement (provided, that any transfer agreements entered into in connection with a Securitization shall be deemed to satisfy the preceding requirement of this sentence). Other than in connection with the Securitization of any Participation Interest, such proposed transferee shall also (x) remake each of the representations and warranties contained herein and (y) if such transferee is acquiring greater than a forty-nine percent (49%) beneficial interest in a Participation Interest, certify that it is a Qualified Transferee, in each case, for the benefit of the other Holders. Notwithstanding the foregoing, without each non-transferring Holder’s prior consent (which will not be unreasonably withheld), and, if any such non-transferring Holder’s Participation Interest is in a Securitization, without satisfaction of the Rating Agency Condition, no Holder shall Transfer all or any portion of its Participation Interest to the Borrower or an Affiliate of the Borrower and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee.

(b) Except for a Transfer made in connection with a Securitization, or a Transfer made by an Initial Holder to an Affiliate, at least five (5) days prior to a transfer of any Participation Interest, the transferring Holder shall provide to the other Holders and, if any Certificates are outstanding, to the Rating Agencies, a certification that such transfer will be made in accordance with this Section 13, such certification to include (1) the name and contact information of the transferee and (2) if applicable, a certification by the transferee that it is a Qualified Transferee.

(c) The Holders acknowledge that a Rating Agency may, in its sole and absolute discretion, confirm or deny satisfaction of any Rating Agency Condition and that a Rating Agency may charge the transferring Holder customary fees in connection with its review of the transfer for which the Rating Agency Condition must be satisfied.

(d) Notwithstanding anything to the contrary contained herein, each Holder may pledge or transfer (a “Pledge”) its Participation Interest to any entity (other than the Borrower or any Affiliate of the Borrower) that has extended a credit facility to such Holder or has entered into a repurchase agreement with such Holder and that, in each case, is either a Qualified Transferee or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Participation Pledgee”), or to a Person with respect to which the Rating Agency Condition has been satisfied, on terms and conditions set forth in this Section 13(d), it being further agreed that a financing provided by a Participation Pledgee to any Holder or any Affiliate that controls (as defined in the definition of “Affiliate” set forth in Section 1 above) such Holder that is secured by such Holder’s interest in its respective Participation Interest and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder on the condition that all applicable terms and conditions of this Section 13 are complied with. A Participation Pledgee that is not a Qualified Transferee may not take title to a Participation Interest without satisfaction of the Rating Agency Condition. Upon written notice, if any, by the pledging Holder to the other Holders and the Servicer that a Pledge has been effected (including the name and address of the applicable Participation Pledgee), the other Holders agree to acknowledge receipt of such notice and thereafter agree: (i) to give such Participation Pledgee written notice of any default by the pledging Holder in respect of its obligations under this Agreement of which default such Holder has actual knowledge and which notice shall be given simultaneously with the giving of such notice to the pledging Holder; (ii) to allow such Participation Pledgee a period of ten (10) Business Days to cure a default by the pledging Holder in respect of its obligations to the other Holders hereunder, but such Participation Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement or the Servicing Agreement (if the pledging Holder had the right to consent to such amendment, modification, waiver or termination pursuant to the terms hereof) shall be effective against such Participation Pledgee without the written consent of such Participation Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be deemed to be given if Participation Pledgee shall fail to respond to any request for consent to any such amendment, modification, waiver or termination within 10 days after request therefor; (iv) that the other Holders shall accept any cure by such Participation Pledgee of any default of the pledging Holder which such pledging Holder has the right to effect hereunder, as if such cure were made by such pledging Holder; (v) that the other Holders or Servicer shall deliver to Participation Pledgee such estoppel certificate(s) as Participation Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to the other Holders; and (vi) that, upon written notice (a “Redirection Notice”) to the Servicer by such Participation Pledgee that the pledging Holder is in default beyond any applicable cure periods with respect to the pledging Holder’s obligations to such Participation Pledgee pursuant to the applicable credit agreement or other agreements relating to the Pledge between the pledging Holder and such Participation Pledgee (which notice need not be joined in or confirmed by the pledging Holder), and until such Redirection Notice is withdrawn or rescinded by such Participation Pledgee, Participation Pledgee (or at any time that pledging Holder otherwise directs that such payment be made to Participation Pledgee pursuant to a separate notice) shall be entitled to receive any payments that any Servicer would otherwise be obligated to make to the pledging Holder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Holder hereby unconditionally and absolutely releases the other Holders and any Servicer from any liability to the pledging Holder on account of any Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or other Holders in good faith to have been delivered by a Participation Pledgee. Participation Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Holder (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law, the pledge agreement, repurchase agreement or similar agreement between the pledging Holder and the Participation Pledgee and this Agreement. In such event, or if the pledging Holder otherwise assigns its interests to the Participation Pledgee, the other Holders and the Servicer shall recognize such Participation Pledgee (and any transferee (other than the Borrower or any Affiliate of the Borrower) that is also a Qualified Transferee at any foreclosure or similar sale held by such Participation Pledgee or any transfer in lieu of foreclosure), and such Person’s successor and assigns, as the successor to the pledging Holder’s rights, remedies and obligations under this Agreement, and any such Participation Pledgee or Qualified Transferee shall assume in writing the obligations of the pledging Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Participation Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Participation Pledgee under this Section 13(d) shall remain effective as to any Holder (and any Servicer) unless and until such Participation Pledgee shall have notified such Holder (and any Servicer, as applicable) in writing that its interest in the pledged Participation Interest has terminated.

(e) Notwithstanding anything herein to the contrary, in connection with a Transfer of Participation A-1 by the Participation A-1 Holder to any Person in accordance with this Agreement, the Participation A-1 Holder shall be permitted to Transfer legal title to the Mezzanine Loan to the transferee or pledgee of Participation A-1 without the consent of any other Holder, provided that such Transfer is made subject to the terms and conditions of this Agreement.

(f) Notwithstanding anything herein to the contrary, no Rating Agency Condition shall apply with respect to transfers between the Initial Participation A-1 Holder and the Initial Participation A-2 Holder, and upon each such transfer the parties shall endeavor to promptly update their respective Participation Certificates to reflect their then current Percentage Interests.

14. Exercise of Remedies by the Servicer. Subject to the terms of this Agreement including, without limitation, Section 15, and the Servicing Agreement and subject to the rights and consents, where required, of the Participation A-2 Holder, the Participation A-1 Holder (or the Servicer on its behalf) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mezzanine Loan, including, without limitation, the sole and exclusive authority to (i) modify or waive any of the terms of the Loan Documents, (ii) consent to any action or failure to act by the Borrower or any party to the Loan Documents, (iii) vote all claims with respect to the Mezzanine Loan in any bankruptcy, insolvency or other similar proceedings and (iv) to take legal action to enforce or protect the Holders’ interests with respect to the Mezzanine Loan or to refrain from exercising any powers or rights under the Loan Documents, including the right at any time to call or waive any Events of Default, or accelerate or refrain from accelerating the Mezzanine Loan or institute any foreclosure action, and the Holders shall have no voting, consent or other rights whatsoever with respect to the Servicer’s administration of, or exercise of its rights and remedies with respect to, the Mezzanine Loan. Except as otherwise provided in this Agreement, each Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Participation A-1 Holder (or the Servicer on its behalf) the rights, if any, that such Holder has to (A) call or cause the Servicer to call an Event of Default under the Mezzanine Loan, or (B) exercise any remedies with respect to the Mezzanine Loan or the Borrower, including, without limitation, filing or causing the Lead Participation Holder or such Servicer to file any bankruptcy petition against the Borrower. Each Holder shall, from time to time, execute such documents as any Servicer shall reasonably require to evidence such assignment with respect to the rights described in clause (iii) of the first sentence in this
Section 14(a).

(b) The Lead Servicer and the Trustee of the Lead Securitization shall not have any fiduciary duty to the Non-Lead Participation Holders in connection with the administration of the Mezzanine Loan (but the foregoing shall not relieve the Lead Servicer and the Trustee of the Lead Securitization from their respective obligation under the Servicing Agreement to make any disbursement of funds as set forth herein and to act in according with the Servicing Standard).

15. Rights of the Participation A-2 Holder. The Participation A-2 Holder shall be entitled to advise (1) the Special Servicer with respect to all matters related to a Specially Serviced Loan and (2) the Special Servicer with respect to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and, except as set forth below, neither the Participation A-1 Holder nor any Servicer on its behalf shall be permitted to take any action that constitutes a Major Decision unless it has obtained the prior written consent of the Participation A-2 Holder after receipt by the Participation A-2 Holder of the written recommendation and analysis and such additional information requested by the Participation A-2 Holder as may be necessary in the reasonable judgment of the Participation A-2 Holder in order to make a judgment with respect to such Major Decision.

(b) If the Participation A-2 Holder fails to notify the applicable Servicer of its approval or disapproval of any proposed Major Decision within ten (10) Business Days after delivery to the Participation A-2 Holder by the applicable Servicer of written notice of a proposed Major Decision together with the recommendation and analysis described in the foregoing paragraph and any information requested by the Participation A-2 Holder as may be necessary in the reasonable judgment of the Participation A-2 Holder in order to make a judgment, then upon the expiration of such ten (10) Business Day period, such Major Decision shall be deemed to have been approved by the Participation A-2 Holder.

(c) Notwithstanding anything to the contrary contained herein, the Servicer may take any action that gives rise to any consent or consultation rights of the Participation A-2 Holder without prior notice to, consent from, or consultation with, the Participation A-2 Holder if the Servicer determines, in accordance with the Servicing Standard, that such action is required by the Servicing Standard in order to protect the interests of the Holders (as a collective whole).

(d) In addition, (i) the Participation A-1 Holder (or the Servicer on its behalf) shall be required to provide to the Participation A-2 Holder copies of any notice, information and report that it is required to provide to any Noteholder pursuant to the Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mezzanine Loan, within the same time frame it is required to provide to such Noteholder and (ii) the Participation A-2 Holder shall have the right to annual conference calls with the Master Servicer or the Special Servicer at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mezzanine Loan and the Collateral are discussed.

(e) Notwithstanding anything to the contrary herein, the Servicer shall not be required to take, or refrain from taking, any action (including at the direction of the Participation A-2 Holder) that the Servicer determines: (i) may cause a violation of any applicable law, regulation, code, ordinance or court order, (ii) may cause a violation of any provision of the Loan Documents, (iii) may expose the Servicer or its officers, directors or employees to claim, suit or liability, (iv) would expand the scope of the Servicer’s obligations under the Servicing Agreement or (iv) would violate the Servicing Standard.

(f) The Participation A-2 Holder shall have no liability to the other Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Holders agree that the Participation A-2 Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Holder over any other Holder, and that the Participation A-2 Holder may have special relationships and interests that conflict with the interests of another Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Participation A-2 Holder agree to take no action against the Participation A-2 Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Participation A-2 Holder will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Holder.

16. Advances; Reimbursement of Advances. From time to time, pursuant to terms of the Lead Securitization Servicing Agreement, the Lead Servicer and/or the related Trustee will be obligated to make Protective Advances with respect to the Mezzanine Loan or the Collateral. Any Non-Lead Master Servicer and/or the related Trustee will not be required to make any Protective Advance. The Lead Servicer, each Non-Lead Master Servicer and any Trustee will be entitled to interest on any Protective Advance at a rate not to exceed the Prime Rate made in the manner and from the sources provided in this Agreement, the applicable Servicing Agreement and any other applicable Securitization documents.

(b) To the extent the Lead Servicer or the related Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Protective Advance or interest thereon, each Non-Lead Participation Holder (including any Securitization into which any Non-Lead Participation is deposited) shall be required to, promptly following notice from the Lead Servicer, pay to the Lead Securitization for deposit into the general collections of the Lead Securitization to the extent so reimbursed from general collections (to cover reimbursement amounts obtained by the Lead Servicer or related Trustee therefrom pursuant to this Section 16(b)) its pro rata share (based on the relative outstanding principal balances of the Participation Interests) of such Protective Advance and/or interest thereon at the Advancing Interest Rate so reimbursed from general collections. In addition, each Non-Lead Participation Holder (including any Securitization into which any Non-Lead Participation is deposited) shall promptly reimburse the Lead Servicer or the related Trustee for such Non-Lead Participation Holder’s pro rata share (based on the relative outstanding principal balances of the Participation Interests) of any fees, costs or expenses that are Excluded Amounts under clause (iii) of such definition, incurred in connection with the servicing and administration of the Mezzanine Loan as to which the Lead Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Servicing Agreement.

(c) To the extent permitted under the Intercreditor Agreement, if any Holder (or the Servicer, as applicable) reasonably determines that it is necessary to make a Protective Advance (any such amount, an “Advance”), then such Holder (or the Servicer, as applicable) shall give written notice thereof to each of the other Holders, which notice (an “Advance Proposal”) shall set forth the proposed amount of such Advance, the portion thereof that would be payable by each other Holder (which shall be such Holder’s Percentage Interest) and the proposed date (which shall be not less than five (5) Business Days after such notice) on which each Holder is requested to remit its Percentage Interest thereof to the requesting Holder (or the Servicer, as applicable), and shall describe in reasonable detail the purpose for such Advance.

(d) No Holder shall be obligated to fund any Advance. Each Holder shall promptly after receiving an Advance Proposal advise the requesting Holder in writing whether or not it intends to fund its Percentage Interest of the Advance described therein. If any Holder objects to an Advance Proposal, the requesting Holder shall immediately notify all the other Holders of the identity of such Holder that will not be making its Proportionate Share of an Advance.

(e) If any Holder fails to make its Percentage Interest of any Advance approved as a Majority Decision (including any Cure Payment), then (i) the Percentage Interest of such Advance made by each contributing Holder shall constitute a “Super-Priority Protective Advance” and (ii) any Holder having made such Super-Priority Protective Advance may, on notice to the other Holders within two (2) Business Days following written notice of such failure, commit to making an additional Advance, which also shall constitute a Super-Priority Protective Advance, equal to the amount of the Advance which was not timely made by a Holder. If more than one Holder commits to making such additional Super-Priority Protective Advance, then such electing Holders shall make additional Super-Priority Protective Advances pro rata in accordance with their Percentage Interests and all such further Super-Priority Protective Advances shall be due within two (2) Business Days of notice from the first committing Holder pursuant to this Section 16(e)(ii).

(f) In the event that any Holder or the Servicer receives a Senior Loan Default Notice triggering the cure rights of the holder of the Holders as provided in Section 11 of the Intercreditor Agreement, each Holder shall have the right to participate in the cure of the Senior Loan by providing written notice to the Holders and Servicer (each Holder who elects to exercise such right, a “Curing Holder” and each Holder who does not elect to exercise such right, a “Non-Curing Holder”). In the case of a monetary cure, each Curing Holder will be required to remit, within the time periods set forth in Section 11 of the Intercreditor Agreement, an amount equal to its pro rata share of the related cure payment based upon each Holder’s Percentage Interest. Upon the determination of the amount of each Curing Holder’s pro rata share of the related cure payment to be made, any Curing Holder may elect not to participate in such cure (and thereby become a Non-Curing Holder), in which case the amounts required to be paid by the remaining Curing Holder shall be adjusted accordingly. Any Curing Holder may elect not to participate in the cure following any readjustment of the amount it is required to pay, and so long as there is a Curing Holder who elects not to participate in the cure, the amount required to be paid by the remaining Curing Holder(s) shall be readjusted. In the event that a Holder elects to cure a default that can be cured by the payment of money (each such payment, a “Cure Payment”; and all Cure Payments being Advances hereunder) such Holder shall make such Cure Payment.

(g) No Holder shall have any personal liability to fund any Advance or Super-Priority Protective Advance. All Advances and Super-Priority Protective Advances shall be reimbursed only to the Holder which made such Advances and Super-Priority Protective Advances in accordance with Section 3 and shall not change the Holder Principal Balance or Proportionate Share of any Holder.

17. Notice of Non-Lead Securitization. After the closing of the securitization of the Non-Lead Participation, the related Non-Lead Participation Holder shall send (i) a copy of the related Non-Lead Servicing Agreement to each of the parties to the Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of the master servicer under the Non-Lead Servicing Agreement or the party designated to exercise the rights of the Non-Lead Participation under this Agreement (together with the relevant contact information).

18. Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19. Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. Additionally, this Agreement may not be modified unless written confirmation from each Rating Agency has been received stating that such amendment or modification, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any class of notes or certificates issued under any Securitization.

20. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Each Servicer, Non-Lead Servicer and related Trustee is an intended third-party beneficiary of this Agreement. Except as provided in Section 7 and the preceding sentence, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto.

21. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

22. Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

23. Notices. All notices required hereunder shall be given by (i) telephone (confirmed in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit C hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

24. Custody of Loan Documents. The Participation A-1 Holder shall hold legal title to the Mezzanine Loan exclusively in its name for the benefit of all Holders. The originals of all of the Loan Documents shall be held by the Participation A-1 Holder (or by the Servicer or a third-party custodian on its behalf) for the benefit of all of the Holders, except that each Holder shall hold its own Participation Certificate. Participation A-1 Holder shall permit the Holders and their respective representatives, at each Holder’s sole cost and expense, access at all reasonable times upon reasonable advance notice, to inspect the Loan Documents and such related records.

25. Prior Agreements; Side Letters. This Agreement contains the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby, and all prior agreements among or between such parties, whether oral or written, with respect to such transactions are superseded by the terms of this Agreement. Each party hereto hereby agrees that, from and after the date hereof, such party shall not enter into any side letter agreement or other agreement, whether oral or written, with any other party hereto with respect to such transactions. Each party hereto represents and warrants that, as of the date hereof, it has not entered into any side letters or other agreements, either written or oral, with any other party hereto or any Affiliate of any party hereto, with respect to any of the transactions contemplated hereby, other than this Agreement.

26. Cooperation. In connection with the Lead Securitization, each Holder agrees to cooperate in entering into any modifications or amendments to this Agreement as may be reasonably requested by the Rating Agencies, any party to the Lead Securitization Servicing Agreement or the “Directing Noteholder,”, “Directing Holder,” “Controlling Class Certificate Holder,” “Controlling Class Representative” or similar party under, and as defined in, the Lead Securitization Servicing Agreement; provided, however, that no such modifications or amendments shall have a material adverse effect on the Participation A-2 Holder.

27. Not a Security. Neither Participation A-1 nor Participation A-2 shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

28. True Participations. The Holders have structured the transactions contemplated by this Agreement as “true participations” and intend for this Agreement to provide the Holders with the full benefits and burdens of ownership of their respective Participation Interests. Neither Participation A-1 Holder nor any other Holder intends for the Participation Interests contemplated under this Agreement to be, or for any purpose, be characterized as, loans by Participation A-2 Holder to Participation A-1 Holder. In connection therewith, the parties agree to account for each Participation Interest on their respective books and records as an asset sale from Participation A-1 Holder to Participation A-2 Holder.

29. No Pledge or Loan. This Agreement shall not be deemed to represent (a) a pledge of any interest in the Mezzanine Loan by Participation A-1 Holder to the Participation A-2 Holder or (b) a loan from the Participation A-2 Holder to the Participation A-1 Holder. The Participation A-2 Holder shall have no interest in any property taken as security for the Mezzanine Loan; provided, however, that if any such property or the proceeds thereof shall be applied in reduction of the Mezzanine Loan Principal Balance, then the Participation A-2 Holder shall be entitled to receive its pro rata share of such application in accordance with the terms of this Agreement. The Holders acknowledge and agree that the Mezzanine Loan represents a single “claim” under Section 101 of the Bankruptcy Code, and that the Participation A-2 Holder would not be a separate creditor of the Borrower under the Bankruptcy Code.

30. Purchase of Senior Loan.

(a) In the event that the Senior Loan becomes subject to a Purchase Option Event and the holder of the Mezzanine Loan has the right to purchase the Senior Loan pursuant to the Intercreditor Agreement, each Holder shall have the right to participate in the purchase of the Senior Loan by providing written notice (the “Purchase Option Notice”) to the other Holders within ten (10) Business Days (or such shorter timeframe as may be necessary to comply with the Intercreditor Agreement) of receipt of written notice of such event (each Holder who elects to exercise such right, a “Purchasing Holder” and each Holder who does not elect to exercise such right, a “Non-Purchasing Holder”).

(b) In the event that more than one Holder elects to purchase said Senior Loan, then each Purchasing Holder shall remit an amount equal to its pro rata share (based on the respective Holder Principal Balance of the Note of each Holder electing to exercise such purchase right divided by the aggregate outstanding principal balances of the Participation Interests of each Holder electing to exercise such purchase right) of the Loan Purchase Price. Upon the determination of the amount of each Purchasing Holder’s pro rata share of the Loan Purchase Price, any Purchasing Holder may elect not to participate in the purchase of the Senior Loan (and thereby become a Non-Purchasing Holder), in which case the amounts required to be paid by the remaining Purchasing Holder(s) shall be adjusted accordingly, and to the extent only one Holder elects to exercise such purchase right, the electing Holder shall have the right to purchase the entire Senior Loan. Any Purchasing Holder may elect not to participate in the purchase following any readjustment of the amount it is required to pay, and so long as there is a Purchasing Holder who so elects not to participate in the purchase, the amount required to be paid by the remaining Purchasing Holder(s) shall be readjusted.

(c) In the event that more than one Holder shall purchase the Senior Loan, their ownership shall be subject to a co-lender agreement on the same terms as this Agreement and the rights of the acquiring Holders and the non-acquiring Holders to receive payments of interest and principal on the Loan with respect to their respective Notes shall not be affected by the purchase of the Senior Loan pursuant to this Section 30. Except as provided in the Intercreditor Agreement, the purchasing Holders, as the holders of the Senior Loan shall have no obligation or responsibility to the Non-Purchasing Holders as a result of such purchase. Non-Purchasing Holders shall have no ownership interest in, or rights with respect to, the Senior Loan purchased pursuant to this Section 30.

31. Sale of Specially Serviced Loan. Subject to the satisfaction of the conditions set forth in the next sentence, upon the Mezzanine Loan becoming a Specially Serviced Loan, if the Special Servicer determines to sell the Specially Serviced Loan (or the Lead Participation), it will have the right to sell the entire Specially Serviced Loan as a single whole loan (i.e., both the Lead Participation and Non-Lead Participation). Any such sale of the entire Specially Serviced Loan is subject to the satisfaction of the following:

(i) each Non-Lead Participation Holder has provided written consent to such sale; or

(ii) (A) the Special Servicer conducts such sale in accordance with the terms and conditions set forth in Section 3.15 of the Servicing Agreement and (B) the Special Servicer has delivered the following notices and information to each Non-Lead Participation Holder:

(I)	at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the Specially Serviced Loan;

(II)

at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale;

(III)	at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Loan, and any documents in the Servicing File requested by a Non-Lead Participation Holder; and

(IV)

until the sale is completed and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale.

32. REO Property.

(a) If any REO Property is acquired as a result of a foreclosure or conveyance in lieu of foreclosure (each, a “Title Acquisition Event”), title to such REO Property shall be held in the name of a newly formed single purpose limited liability company (“SPE Owner”) and each Holder shall (i) be granted a membership interest in SPE Owner equal to such Holder’s Percentage Interest, (ii) be deemed to have made a capital contribution to SPE Owner in an amount equal to such Holder’s Percentage Interest of the outstanding principal amount of the Mezzanine Loan immediately prior to the Title Acquisition Event, together with the outstanding amount of interest thereon due such Holder immediately prior to the Title Acquisition Event, and any other amounts due such Holder immediately prior to the Title Acquisition Event other than with respect to any Protective Advances made prior to the Title Acquisition Event (collectively, the “Capital Contribution”), which Capital Contribution shall have a return per annum (compounding monthly) equivalent to the interest rate (not taking into consideration the Default Rate) payable under the Mezzanine Loan immediately prior to the Title Acquisition Event (the “Capital Contribution Return”), and (iii) be deemed to have made a capital contribution to SPE Owner in an amount equal to any Protective Advances previously made by such Holder and not repaid to such Holder pursuant to this Agreement (the “Prior Protective Advance Capital Contribution”), which Prior Protective Advance Capital Contribution shall have a return per annum (compounding monthly) equal to the Default Rate (the “Prior Protective Advance Capital Contribution Return”).

(b) Such SPE Owner shall be operated pursuant to a limited liability company agreement (the “SPE Owner LLC Agreement”) with management, control and voting rights, and rights and restrictions governing the transfer of membership interests in SPE Owner, substantially similar to those contained in this Agreement, and with provisions regarding contributions and distributions which achieve the same economic results as the provisions of this Agreement. Each Holder’s interest, rights and obligations with respect to such REO Property as set forth in the SPE Owner LLC Agreement are herein referred to, individually or collectively as the context may require, as “REO Interest(s)”. Each Holder hereby waives any rights, legal and equitable, to a partition of any REO Property. Prior to SPE Owner taking title to any REO Property, Holders shall direct the Servicer to take customary and commercially reasonable efforts to confirm that such REO Property is in compliance in all material respects with all local, state and federal environmental laws, and the cost of obtaining such evidence shall be borne by the Holders in accordance with their Percentage Interests.

(c) In connection with the delivery of one or more Third Party Agreements (as defined in the Intercreditor Agreement) pursuant to Section 5(a) of the Intercreditor Agreement as a condition to the occurrence of a Realization Event (as defined in the Intercreditor Agreement), including a Title Acquisition Event, (i) each Holder shall cause its affiliated Third Party Obligor (as defined in the Intercreditor Agreement) to execute such Third Party Agreements, with the obligations under all Third Party Agreements being apportioned among the Third Party Obligors pro rata, based upon its affiliated Holder’s Percentage Interest and (ii) the Third Party Obligors shall enter into a written agreement with each other (the “Third Party Agreement Backstop Indemnity”) pursuant to which each Third Party Obligor agrees to indemnify each other Third Party Obligor if any such other Third Party Obligor (or its affiliated Holder) is required to make a payment under any Third Party Agreement solely on account of the acts of the indemnifying Third Party Obligor’s (or its affiliate’s) violation or breach of such Third Party Agreement.

(d) For so long as any Holder is a Third Party Agreement Failing Holder (i) such Third Party Agreement Failing Holder shall have no consent or approval rights with respect to any decision to be made by the Holders under the SPE Owner LLC Agreement and (ii) such Third Party Agreement Failing Holder’s right to any distributions under the SPE Owner LLC Agreement shall be subordinated to any distributions to be made to each Holder that is not a Third Party Agreement Failing Holder (any such Holder, a “Third Party Agreement Holder”) until such time that each Third Party Agreement Holder has received all distributions due to such Third Party Agreement Holder pursuant to the terms of the SPE Owner LLC Agreement, as if such Third Party Agreement Failing Holder failed to make a Protective Advance. As used herein, a Holder shall be deemed to be a “Third Party Agreement Failing Holder” if any of the following occurs: (i) such Holder’s affiliated Third Party Obligor fails to timely execute and deliver a Third Party Agreement; (ii) such Holder’s affiliated Third Party Obligor defaults under any Third Party Agreement to which it is a party, including by failing to make any payment required thereunder; (iii) such Holder’s affiliated Third Party Obligor fails to maintain a net worth (as defined in the applicable Third Party Agreement) in an amount equal to such Holder’s Percentage Interest of the collective net worth required under the Third Party Agreements; or (iv) such Holder’s affiliated Third Party Obligor fails to make any payment under the Third Party Agreement Backstop Indemnity.

33. Conflict. To the extent of any inconsistency between this Agreement and the Servicing Agreement, this Agreement shall control.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, each of the Participation A-1 Holder and the Participation A-2 Holder has caused this Agreement to be duly executed as of the day and year first above written.

INITIAL PARTICIPATION A-1 HOLDER:

RIT LENDING, INC., a Delaware corporation

By:	/s/ Steven Bisgay
Name: Steven Bisgay
Title: Chief Financial Officer

[Signature Page to Mezzanine Participation Agreement between RIT Lending, Inc., and

Cantor Fitzgerald Investors, LLC, dated as of September 21, 2018]

INITIAL PARTICIPATION A-2 HOLDER:

CANTOR FITZGERALD INVESTORS, LLC, a Delaware limited liability company

By:	/s/ Steven Bisgay
Name: Steven Bisgay
Title: Chief Financial Officer

[Signature Page to Mezzanine Participation Agreement between RIT Lending, Inc., and

Cantor Fitzgerald Investors, LLC, dated as of September 21, 2018]

EXHIBIT A

MEZZANINE LOAN SCHEDULE

A. Description of Mezzanine Loan

Borrower:	DS Brooklyn Portfolio Mezz LLC
Mezzanine Loan Origination Date:	September 21, 2018
Initial Principal Amount of Mezzanine Loan:	$18,000,000
Maximum Principal Amount of Mezzanine Loan:	$18,000,000
Mezzanine Loan Principal Balance as of Participation Agreement Date:	$18,000,000
Location of Mortgaged Property:	New York and Brooklyn, New York
Current Use of Mortgaged Property:	Residential and commercial rental

B. Description of Participation Interests

Initial Participation A-1 Principal Balance:	$900,000
Initial Participation A-2 Principal Balance:	$17,100,000
Initial Participation A-1 Percentage Interest:	5%
Initial Participation A-2 Percentage Interest:	95%
Participation A-1 Interest Rate:	9.1%, subject to Re-set per Loan Agreement
Participation A-2 Interest Rate:	9.1%, subject to Re-set per Loan Agreement
Participation A-1 Default Rate:	Lesser of (i) Maximum Legal Rate or (ii) five percent (5%) over the then Interest Rate
Participation A-2 Default Rate:	Lesser of (i) Maximum Legal Rate or (ii) five percent (5%) over the then Interest Rate
Participation A-2 Purchase Price:	$17,100,000

A-1

EXHIBIT B-1

FORM OF PARTICIPATION CERTIFICATE A-1

PARTICIPATION CERTIFICATE

Dated: ____________, 20__

_______________________________ (the “Mezzanine Loan Holder”) hereby acknowledges ___________________________ (“Participation A-1 Holder”), as the holder of a ____________ percent (___%) undivided interest in the Participation Interest (as defined in that certain Participation Agreement, dated as of [_____] [__], 20[__] (as same may be amended, restated, renewed, supplemented or otherwise modified, the “Participation Agreement”), between [_____], as the Initial Participation A-1 Holder, and [___________________], as the Initial Participation A-2 Holder, with respect to that certain Mezzanine Loan evidenced by that certain Note with a maximum principal amount of $[_____].

Capitalized terms not specifically defined herein shall have the respective meanings ascribed thereto in the Participation Agreement.

All of the terms, provisions, covenants and conditions of the agreement between the Mezzanine Loan Holder and the Participation A-1 Holder regarding Participation A-1 are set forth in the Participation Agreement. The terms of the Participation Agreement are incorporated herein by reference and shall govern this transaction, including, without limitation, the provisions of Section 13 of the Participation Agreement, regarding Transfers (as defined in the Participation Agreement) of Participation A-1 or portions thereof.

Participation A-1 shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the holder hereof shall be determined in accordance with such laws.

By:
Name:
Title:

B-1-1

EXHIBIT B-2

FORM OF PARTICIPATION CERTIFICATE A-2

PARTICIPATION CERTIFICATE

Dated: ____________, 20__

_______________________________ (the “Mezzanine Loan Holder”) hereby acknowledges ___________________________ (“Participation A-2 Holder”), as the holder of a ____________ percent (___%) undivided interest in the Participation Interest (as defined in that certain Participation Agreement, dated as of [_____] [__], 20[__] (as same may be amended, restated, renewed, supplemented or otherwise modified, the “Participation Agreement”), between [_____], as the Initial Participation A-1 Holder, and [___________________], as the Initial Participation A-2 Holder, with respect to that certain Mezzanine Loan evidenced by that certain Note with a maximum principal amount of $[_____].

Capitalized terms not specifically defined herein shall have the respective meanings ascribed thereto in the Participation Agreement.

All of the terms, provisions, covenants and conditions of the agreement between the Mezzanine Loan Holder and the Participation A-2 Holder regarding Participation A-2 are set forth in the Participation Agreement. The terms of the Participation Agreement are incorporated herein by reference and shall govern this transaction, including, without limitation, the provisions of Section 13 of the Participation Agreement, regarding Transfers (as defined in the Participation Agreement) of Participation A-2 or portions thereof.

Participation A-2 shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the holder hereof shall be determined in accordance with such laws.

By:
Name:
Title:

B-2-1

EXHIBIT C

NOTICE ADDRESSES

Initial Participation A-1 Holder:

RIT Lending, Inc.

110 East 59th Street, Sixth Floor

New York, New York 10022

Attention: Steven Bisgay

Phone: 212-294-7849

Email: sbisgay@cantor.com

With an email copy to smerkel@cantor.com

Initial Participation A-2 Holder:

Cantor Fitzgerald Investors, LLC

110 East 59th Street, Sixth Floor

New York, New York 10022

Attention: Chris Milner

Phone: 212-915-1895

Email: cmilner@cantor.com

With an email copy to smerkel@cantor.com

C-1

EXHIBIT D

PERMITTED FUND MANAGERS

1.	AEW Capital Management
2.	Apollo Global Real Estate
3.	Ares Management
4.	BlackRock, Inc.
5.	Boston Properties
6.	Clarion Partners
7.	Colony Capital, LLC / Colony Financial, Inc.
8.	Fortress Investment Group LLC
9.	Garrison Investment Group
10.	Goldman, Sachs & Co.
11.	H/2 Capital Partners
12.	J.P. Morgan Asset Management
13.	KKR Real Estate Finance Manager LLC
14.	LoanCore Capital/DivCore Capital
15.	Lone Star Funds
16.	Morgan Stanley Prime Property Fund
17.	One William Street Capital Management, L.P.
18.	OZ Management II, LP
19.	OZ Management, LP
20.	Raith Capital Partners, LLC
21.	Rialto Capital Management, LLC
22.	Rockpoint Group
23.	Rockwood Capital, LLC
24.	Starwood Capital Group/Starwood Property Trust, Inc.
25.	Torchlight Investors
26.	The Blackstone Group International Ltd.
27.	Vornado Realty Trust
28.	Walton Street Capital, LLC
29.	Westbrook Partners

D-1